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                                                                    EXHIBIT 99.1

 Current Development Activity

     The following table summarizes Archstone's development communities under construction as of March 31, 2000 (dollar amounts in thousands):

                                                                                            Actual or         Expected
                                     Number                Total                        Expected Date for  Stabilization
                                       of    Archstone    Expected        Start Date       First Units          Date         %
                                      Units  Investment Investment(1)   (Quarter/Year)  (Quarter/Year)(2)  (Quarter/Year)  Leased(3)
------------------------------------------------------------------------------------------------------------------------------------
Central Region:
  Austin, Texas:
    Archstone Monterey Ranch III...     448  $ 19,262     $ 31,669            Q3/98           Q2/00               Q2/01       N/A
                                    -------  --------     --------
  Denver, Colorado:
    Cedars II, The.................     172  $  7,956     $ 16,376            Q3/99           Q2/00               Q2/01       N/A
                                    -------  --------     --------
  Salt Lake City, Utah:
    Archstone River Oaks...........     448  $ 34,500     $ 37,483            Q2/98           Q1/99               Q3/00      86.4%
                                    -------  --------     --------
     Total Central Region..........   1,068  $ 61,718     $ 85,528
                                    -------  --------     --------
East Region:
  Birmingham, Alabama:
    Cameron at the Summit II.......     268  $ 17,980     $ 18,939            Q2/98           Q2/99               Q3/00      81.7%
                                    -------  --------     --------
  Boston, Massachusetts:
    Archstone Tewksbury II.........     168  $ 20,599     $ 21,402            Q1/99           Q4/99               Q2/00      82.7%
                                    -------  --------     --------
  Charlotte, North Carolina:
    Archstone Tyvola Centre........     404  $ 12,952     $ 31,398            Q3/99           Q3/00               Q2/02       N/A
                                    -------  --------     --------
  Indianapolis, Indiana:
    Archstone River Ridge..........     202  $ 15,768     $ 16,083            Q2/98           Q2/99               Q3/00      72.3%
                                    -------  --------     --------
  Raleigh, North Carolina:
    Archstone at Preston...........     388  $ 27,934     $ 31,289            Q2/98           Q2/99               Q4/00      71.7%
                                    -------  --------     --------
  Richmond, Virginia:
    Archstone Swift Creek I........     288  $ 23,067     $ 23,674            Q2/98           Q3/99               Q1/01      44.4%
                                    -------  --------     --------
  Southeast Florida:
    Archstone at Woodbine..........     408  $ 15,805     $ 30,722            Q3/99           Q3/00               Q4/01       N/A
                                    -------  --------     --------
  Washington, D.C.:
    Archstone Governor's Green.....     338  $ 33,754     $ 36,446            Q3/98           Q3/99               Q3/00      72.8%
    Archstone Milestone II.........     132     5,027       13,615            Q4/99           Q3/00               Q1/01       N/A
    Cameron Woodland Park..........     392    23,198       42,622            Q2/99           Q2/00               Q3/01       N/A
                                    -------  --------     --------
      Total Washington, D.C........     862  $ 61,979     $ 92,683
                                    -------  --------     --------
  West Coast, Florida:
    Archstone Rocky Creek..........     264  $ 19,195     $ 19,750            Q3/98           Q2/99               Q2/00      92.1%
                                    -------  --------     --------
      Total East Region............   3,252  $215,279     $285,940
                                    -------  --------     --------
West Region:
  Phoenix, Arizona
    Miralago II....................     336  $  3,455     $ 23,680            Q1/00           Q1/01               Q2/02       N/A
                                    -------  --------     --------
  Reno, Nevada:
    Enclave II, The................     180  $ 14,744     $ 16,204            Q4/98           Q3/99               Q4/00      77.8%
                                    -------  --------     --------
  San Diego, California:
    Archstone Mission Valley.......     736  $ 40,800     $106,328            Q4/99           Q4/00               Q3/03       N/A
    Archstone Torrey Hills.........     340    42,386       43,139            Q1/98           Q3/99               Q3/00      61.8%
                                    -------  --------     --------
      Total San Diego, California..   1,076  $ 83,186     $149,467
                                    -------  --------     --------
  San Francisco Bay Area, California:
    Archstone Emerald Park.........     324  $ 48,405     $ 49,165            Q4/97           Q3/99               Q3/00      74.4%
    Archstone Hacienda.............     540    72,600       78,272            Q2/98           Q3/99               Q1/01      49.1%
                                    -------  --------     --------
      Total San Francisco Bay Area.     864  $121,005     $127,437
                                    -------  --------     --------
  San Jose, California:
    Archstone Willow Glen.........      412  $ 34,375     $ 69,581            Q3/99           Q1/01               Q1/02       N/A
                                    -------  --------     --------
  Seattle, Washington:
    Archstone Northcreek...........     524  $ 41,153     $ 44,025            Q2/98           Q2/99               Q4/00      71.0%
                                    -------  --------     --------
      Total West Region............   3,392  $297,918     $430,394
                                    -------  --------     --------
       Total Communities
        Under Construction.........   7,712  $574,915     $801,862
                                    =======  ========     ========

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of March 31, 2000. An "n/a" indicates the communities where Lease-Up has not yet commenced.